SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): June 19, 1998



                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    1-8061                    11-1986657
(State or other jurisdiction        (Commission              (I.R.S. Employer
      of incorporation)            File Number)             Identification No.)


55 Charles Lindbergh Blvd., Mitchel Field, NY                      11553
  (Address of principal executive offices)                      (Zip Code)


                                 (516) 794-4500
              (Registrant's telephone number, including area code)


                                      None
      (Former name, address and fiscal year, if changed since last report)


                                Page 1 of 5 Pages
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ITEM 5.  OTHER EVENTS


         On June 19, 1998 Frequency Electronics, Inc. (referred to as "FEI" or "Registrant") and the United States government (referred to as either "U.S." or "government") entered into a Plea Agreement, Civil Settlement Agreement and related documents ("Settlement Agreement") thereby concluding a global disposition ("Global Disposition") of certain previously reported pending litigations and matters, as follows:


 1. United States of America vs. Frequency Electronics, Inc., Martin Bloch, Abraham Lazar, Harry Newman and Marvin Norworth, Defendants, United States District Court, Eastern District of New York, CR No. 93/1261 ("Indictment")


 2. United States of America vs. Frequency Electronics, Inc., Martin Bloch, Abraham Lazar, Harry Newman and Marvin Norworth, Defendants, United States District Court, Eastern District of New York, CR No. 93/0176 ("Superseding Indictment"). (The Indictment and Superseding Indictment are collectively referred to as the "Criminal Cases").


 3. United States of America vs. Frequency Electronics, Inc., Martin Bloch, Abraham Lazar, Harry Newman and Marvin Norworth, Defendants, United States District Court, Eastern District of New York, CV No. 93/5200
     ("Fox Civil Case").


 4. United States of America, ex rel, Howard B. Geldart, Plaintiff-Relator vs. Frequency Electronics, Inc., Markus Hechler, Harry Newman, Marvin Norworth and Steven Calceglia, Defendants, United States District Court, Eastern District of New York, CV No. 93/4750 ("Geldart qui tam Action").


 5. AMRAAM/cesium Grand Jury investigation, United States District Court, Eastern District of New York ("AMRAAM Investigation").


(The foregoing matters are collectively referred to as the "Litigations").

         On June 19, 1998 the Criminal Cases were disposed of, as follows: all criminal charges brought by the United States against FEI's president, Martin B. Bloch, its director, Abraham Lazar, its secretary/treasurer, Harry Newman, and its retired contracts manager, Marvin Norworth, have been dismissed, with prejudice, with all known criminal investigations of these individuals having been resolved; and the criminal charges brought by the United States against FEI have been dismissed, with prejudice, with the exception of a single charge of submitting a false statement, which failed to disclose the full explanation of its costs on a highly classified government project, as to which FEI pled guilty and paid the U.S. a fine of $400 Thousand and $1.1 Million as reimbursement for costs of its investigation, with all known criminal investigations of FEI having been resolved.

    On June 19, 1998 the Fox Civil Case was dismissed, with prejudice, as to all defendants and FEI paid the U.S. $1.5 Million to settle this case.


    On June 19, 1998 the Geldart qui tam Action was dismissed, with prejudice, as to all defendants and FEI paid the U.S. $5 Million to settle this case.


         The individual defendants to the Litigations made no payments to the government with respect to the Settlement Agreement and Global Disposition. The Settlement Agreement specifically provided that nothing in the Settlement Agreement or any payment made pursuant to it constitutes evidence of an admission of liability, and shall not be construed as an admission with respect to any issue of law or fact by anyone other than as to FEI with respect to its guilty plea. As a result of the dismissals of the Criminal Cases as to the individual defendants, Martin B. Bloch has resumed his position as President of FEI, Harry Newman has resumed his position as secretary/treasurer, and both Martin B. Bloch and Abraham Lazar have resumed their original positions as members of the Board of Directors. The Global Disposition eliminates the substantial costs and expenses for defending the Litigations, which would have otherwise continued for many years. The payments made pursuant to the Settlement Agreement will have a material effect on FEI's 1998 financial results.


         FEI has settled all outstanding criminal and civil cases brought or participated in by the U.S. government. The Settlement Agreement and the Global Disposition do not effect a disposition of other previously reported pending litigations and matters, as follows:


 A. United States of America, ex rel, Ralph Muller, Plaintiff, vs. Frequency Electronics, Inc., et al., Defendants, United States District Court,Eastern District of New York, CV No. 92/5716
     ("Muller qui tam Action").


 B. Frequency Electronics, Inc., Plaintiff, vs. United States of America, Department of the Air Force, Defendant, United States District Court, Eastern District of Virginia, Alexandria Division, CV No. 97/230 ("Suspension Action").

 C. The suspension of the Corporation, Martin B. Bloch, Abraham Lazar, Harry Newman and Marvin Norworth from government contracting ("Suspensions").


 D. Diane Solash, Derivatively, On Behalf of Frequency Electronics, Inc., a Delaware Corporation, Plaintiff, vs. Martin B. Bloch, Peter O.Clark, Joseph
     P. Franklin, Joel Girsky, Abraham Lazar, John C. Ho, E.John Rosenwald, Jr., Harry Newman, Marvin Norworth, Individuals, Defendants and Frequency Electronics, Inc., a Delaware Corporation, Nominal Defendant, in The Court of Chancery of the State of Delaware In and For New Castle County, Civil Action No. 13266 ("Solash Action").

 E. Moise Katz, Derivatively, On Behalf of Frequency Electronics, Inc., a Delaware Corporation, Plaintiff, vs. Martin B. Bloch, Peter O.Clark, Joseph
     P. Franklin, Joel Girsky, John C. Ho, Abraham Lazar, E.John Rosenwald, Jr., Harry Newman, Marvin Norworth, Individuals, Defendants and Frequency Electronics, Inc., a Delaware Corporation, Nominal Defendant, Civil Action No. 13841 ("Katz Action") (the Solash Action and the Katz Action have been consolidated as In re Frequency Electronics, Inc. Derivative Litigation under Civil Action No. 13266 and are collectively referred to as the "Derivative Actions").


(The above litigations and matters are collectively referred to as the "Continuing Litigations").


The Settlement Agreement did not compromise the Suspension Action or the Suspensions. Those matters continue and the government has not indicated what its next step will be with respect to the Suspensions. After investigating the Muller qui tam Action for over one year, the U.S. chose not to participate in that action, and that action continues.


         For a further discussion of the Litigations and the Continuing Litigations reference is made to the following reports of FEI filed under
Section 13 of the Securities Exchange Act of 1934, all of which are on file at the Securities and Exchange Commission: Annual reports on Form 10K for the fiscal years ended April 30, 1994, 1995, 1996 and 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FREQUENCY ELECTRONICS, INC.



                                          By: /s/Joseph P. Franklin
                                              ---------------------
                                                JOSEPH P. FRANKLIN,
                                           Chairman of the Board of Directors

Dated: June 19, 1998